UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2005

CULLEN/FROST BANKERS, INC.
(Exact name of issuer as specified in its charter)

Texas	0-7275	74-1751768
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Houston Street, San Antonio, Texas	78205
(Address of principal executive offices)	(Zip Code)

(210) 220-4011
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

   On November 8, 2005, Cullen/Frost Bankers, Inc. (the "Corporation") issued a press release announcing that Mr. Crawford H. Edwards was elected to the Corporation's Board of Directors. The election of Mr. Edwards to the Corporation's Board of Directors was effective as of November 7, 2005. The full text of the press release is attached as Exhibit 99.1 and is incorporated into this item by reference.

Mr. Edwards will serve in the class of directors whose terms expire in 2007. Mr. Edwards has not been named to any committees of the Board of Directors.

   Mr. Edwards is a borrower under a previously existing line of credit with The Frost National Bank, a wholly-owned subsidiary of the Corporation. The line of credit was entered into in the ordinary course of business, was made on substantially the same terms as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits:
99.1	Press release dated November 8, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CULLEN/FROST BANKERS, INC.

By:	/s/ Jerry Salinas

Jerry Salinas
Senior Executive Vice President
and Treasurer

Dated:	November 9, 2005

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release date November 8, 2005.